EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-83572) of Ambassadors Group, Inc. of our report dated March 11, 2005 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Portland, Oregon
March 9, 2007